Term Sheet Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-AC3

New Issue Marketing Materials

$518,778,000 (Approximately)

Asset-Backed Certificates, Series 2006-AC3

Bear Stearns Asset Backed Securities I Trust 2006-AC3
Issuing Entity

EMC Mortgage Corporation
Sponsor and Seller

Wells Fargo Bank, National Association
Master Servicer

April 25, 2006

This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The Issuing Entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the Issuing Entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the Issuing Entity or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Transaction Summary (a), (b), (c)

						Final
		Percent	Credit		WAL	Scheduled	Expected
		Of Pool	Enhancement	Coupon	To Call	Dist.	Ratings
Class	Size	Balance	Percentage	Type	(yrs.) (b)	Date (b)	(Moody’s/S&P)
I-A-1	$231,684,000	43.34%	23.60%	Floater (d)(e)(f)	3.075	05/25/2036	Aaa / AAA
I-A-2	Notional	N/A	23.60%	Inverse Floater(d)(e)(g)	3.075	05/25/2036	Aaa / AAA
II-A-1	$176,710,000	33.06%	23.60%	Floater (d)(e)(h)	3.142	05/25/2036	Aaa / AAA
II-A-2	Notional	N/A	23.60%	Inverse loater(d)(e)(i)	3.142	05/25/2036	Aaa / AAA
M-1	31,271,000	5.85%	17.75%	Floater (d)(e)(j)	3.104	05/25/2036	Aa2 / AA
M-2	21,115,000	3.95%	13.80%	Floater (d)(e)(k)	3.104	05/25/2036	A2 / A
M-3	18,174,000	3.40%	10.40%	Floater (d)(e)(l)	3.104	05/25/2036	A3 / A-
B-1	15,769,000	2.95%	7.45%	Floater (d)(e)(m)	3.104	05/25/2036	Baa1 / BBB+
B-2	13,364,000	2.50%	4.95%	Floater (d)(e)(n)	3.104	05/25/2036	Baa2 / BBB
B-3	10,691,000	2.00%	2.95%	Floater (d)(e)(o)	3.104	05/25/2036	Baa3 / BBB-
B-4	10,958,000	2.05%	0.90%	Floater (d)(e)(p)(q)	Not Offered		Ba2 / BB
Total	$ 529,736,000	99.10%

Notes:
(a) The principal balance of each Class of Certificates is subject to a 10% variance. Class size and credit enhancement levels are subject to change based upon the final mortgage pool and rating agency valuation of subordination, overcollateralization, and excess spread. The principal balances of the Certificates are calculated using expected scheduled principal balances of the mortgage loans as of the Cut-off Date. The final sizes of the Certificates will be based on the final aggregate principal balances of the mortgage loans as of the Cut-off Date after taking into account among other things, unscheduled principal payments and the composition of the final mortgage pool.

(b) Prepayment Assumption: 8% CPR building to 24% CPR in 12 months, and remaining constant at 24% CPR thereafter.

(c) The Certificates will be priced to a cleanup call that can be exercised on or after the earlier of (i) the Distribution Date on which the aggregate stated principal balance of the mortgage loans has been reduced to less than or equal to 20% of the aggregate stated principal balance of such mortgage loans as of the Cut-off Date and (ii) the Distribution Date occurring in April 2016.

(d) See Optional Redemption Definition.

(e) The Class I-A-1 Certificates and Class I-A-2 Certificates will be subject to a cap calculated based on an assumed certificate with a principal balance equal to the certificate principal balance of the Class I-A-1 Certificates and a fixed pass-through rate of 6.50% per annum and a rate increase of 0.50% per annum after the optional termination date. If the weighted average of the net mortgage rates on the mortgage loans in loan group I is less than 6.50% per annum (or, after the optional termination date, 7.00% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated among the Class I-A-1 Certificates and Class I-A-2 Certificates in proportion to their current entitlements to interest calculated without regard to this cap. The Class II-A-1 Certificates and Class II-A-2 Certificates will be subject to a cap calculated based on an assumed certificate with a principal balance equal to the certificate principal balance of the Class II-A-1 Certificates and a fixed pass-through rate of 6.50% per annum and a rate increase of 0.50% per annum after the optional termination date. If the weighted average of the net mortgage rates on the mortgage loans in loan group II is less than 6.50% per annum (or, after the optional termination date, 7.00% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated among the Class II-A-1 Certificates and Class II-A-2 Certificates in proportion to their current entitlements to interest calculated without regard to this cap. The Class M Certificates and Class B Certificates will be subject to a cap equal to the weighted average of the weighted averages of the net mortgage rates on the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each loan group the aggregate certificate principal balance of the related senior certificates. If on any Distribution Date, the pass-through rate for a class of Offered Certificates is subject to a cap relating to the weighted average of the net mortgage rates of the mortgage loans in the related loan group, the resulting interest shortfall may be recovered by the holders of the related Certificates on the same Distribution Date or future Distribution Dates on a subordinated basis to the extent that on such Distribution Date there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust.

(f) The pass-through rate for the Class I-A-1 Certificates will be a floating rate based on One Month LIBOR plus [0.40]% subject to a cap equal to 6.50% and a floor equal to 0.40%.

(g) The pass-through rate for the Class I-A-2 Certificates will be a floating rate based on [6.10]% minus One Month LIBOR, subject to a cap equal to 6.10% and a floor equal to 0.00%.

(h) The pass-through rate for the Class II-A-1 Certificates will be a floating rate based on One Month LIBOR plus [0.50]% subject to a cap equal to 6.50% and a floor equal to 0.50%.

(i) The pass-through rate for the Class II-A-2 Certificates will be a floating rate based on [6.00]% minus One Month LIBOR, subject to a cap equal to 6.00% and a floor equal to 0.00%.

(j) The pass-through rate for the Class M-1 Certificates will be the lesser of (i) a floating rate based on One Month LIBOR plus [0.35%] per annum and (ii) 11.00%.
(k) The pass-through rate for the Class M-2 Certificates will be the lesser of (i) a floating rate based on One Month LIBOR plus [0.45%] per annum and (ii) 11.00%.
(l) The pass-through rate for the Class M-3 Certificates will be the lesser of (i) a floating rate based on One Month LIBOR plus [0.55%] per annum and (ii) 11.00%.
(m) The pass-through rate for the Class B-1 Certificates will be the lesser of (i) a floating rate based on One Month LIBOR plus [1.10%] per annum and (ii) 11.00%.
(n) The pass-through rate for the Class B-2 Certificates will be the lesser of (i) a floating rate based on One Month LIBOR plus [1.20%] per annum and (ii) 11.00%.
(o) The pass-through rate for the Class B-3 Certificates will be the lesser of (i) a floating rate based on One Month LIBOR plus [2.10%] per annum and (ii) 11.00%.

(p) The Class B-4 Certificates are mentioned herein for informational purposes only and are not offered hereby. Credit Enhancement for the Class B-4 Certificates will be available from the Overcollateralized Amount, which is expected to be 0.90% initially, with a floor of 0.90% of the original aggregate stated principal balance of the mortgage loans.

(q) The pass-through rate for the Class B-4 Certificates will be the lesser of (i) a floating rate based on One Month LIBOR plus [3.00%] per annum and (ii) 11.00%.

The Collateral

-  Conventional, one-to-four-family, fixed-rate mortgage loans secured by first liens on residential mortgaged properties.

-  The collateral will consist of a pool of mortgage loans (the “Mortgage Loans”) with an unpaid principal balance of approximately $534,547,221.

-  The Mortgage Loans were primarily originated by American Home Mortgage Corporation (approximately 44%) with approximately one hundred and fifty three other originators totaling approximately 56% (none of which represent greater than 4% of the pool) pursuant to underwriting guidelines as described in any other free writing prospectus and the prospectus supplement.

-  The collateral information provided herein is preliminary and based upon information as of April 1, 2006. The characteristics of the mortgage loans as described herein and in the attached collateral tables may differ from the final pool due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date, such characteristics being subject to a variance of not more than plus or minus 10%.

-  All numbers and percentages in this term sheet are subject to a variance of 10%.

The Structure
The Senior Certificates, Mezzanine Certificates and Subordinate Certificates will be paid principal on a pro rata basis.

Class I-A Certificates
The Class I-A-1 Certificates and Class I-A-2 Certificates (together the “Class I-A Certificates”) will be floating rate senior securities.

Class II-A Certificates
The Class II-A-1 Certificates and Class II-A-2 Certificates (together the “Class II-A Certificates” and together with the Class I-A Certificates, the “Class A Certificates”) will be floating rate senior securities.

Class M-1 Certificates
The Class M-1 Certificates (and together with the Class M-2 Certificates and Class M-3 Certificates, the “Class M Certificates”) will be issued as floating rate mezzanine securities. The Class M-1 Certificates will be subordinate to the Class A Certificates.

Class M-2 Certificates
The Class M-2 Certificates will be issued as floating rate mezzanine securities. The Class M-2 Certificates will be subordinate to the Class A Certificates and Class M-1 Certificates.

Class M-3 Certificates
The Class M-3 Certificates will be issued as floating rate mezzanine securities. The Class M-3 Certificates will be subordinate to the Class A, Class M-1 and Class M-2 Certificates.

Class B-1 Certificates
The Class B-1 Certificates (and together with the Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates, the “Class B Certificates”) will be issued as floating rate subordinate securities. The Class B-1 Certificates will be subordinate to the Class A Certificates and the Class M Certificates.

Class B-2 Certificates
The Class B-2 Certificates will be issued as floating rate subordinate securities. The Class B-2 Certificates will be subordinate to the Class A, the Class M and the Class B-1 Certificates.

Class B-3 Certificates
The Class B-3 Certificates will be issued as floating rate subordinate securities. The Class B-3 Certificates will be subordinate to the Class A, the Class M, the Class B-1 and the Class B-2 Certificates.

Class B-4 Certificates
The Class B-4 Certificates will be issued as floating rate subordinate securities. The Class B-4 Certificates will be subordinate to the Class A, the Class M, the Class B-1, the Class B-2 and the Class B-3 Certificates.

Non-offered Certificates
The Class B-4, Class P, Class C and one or more Class R Certificates.

Class P Certificates
The Class P Certificates will be entitled to all prepayment charges in respect of the related mortgage loans.

Summary of Terms

Depositor:	Bear Stearns Asset Backed Securities I LLC.
Seller:	EMC Mortgage Corporation.
Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association.
Servicers:	American Home Mortgage Corporation (approximately 43%). EMC Mortgage Corporation (approximately 55%), Wells Fargo (approximately 2%) and six other servicers totaling the remaining (approximately 1%).
Originators:	American Home Mortgage Corporation (approximately 44%) and approximately 153 other originators (none of which represent more than 4% or more of the deal).
Sole Manager:	Bear, Stearns & Co. Inc.
Trustee:	U.S. Bank National Association.
Interest Rate Corridor Provider:	Bear Stearns Financial Products.
Custodian:	Wells Fargo Bank, National Association.
Cut-off Date:	April 1, 2006.
Closing Date:	On or about April 28, 2006.
Distribution Date:	25th day of each month (or if that 25th is not a business day, the next business day), commencing in May 2006.
Final Scheduled Distribution Date:	May 25, 2036.
Group I Loans:	The Group I Loans consist of approximately 1,291 fixed rate, first lien mortgage loans totaling approximately $303 million.
Group II Loans:	The Group II Loans consist of approximately 1,057 fixed rate, first lien mortgage loans totaling approximately $231 million.
Optional Redemption:
At its option, the holder of the Class C Certificates, or, if there is no single holder, the majority holder of the Class C Certificates, may purchase all of the Certificates on or after the earlier of (a) the 20% Clean-Up Call Date and (b) the Early Turbo Payment Date.

In addition, if the holder of the Class C Certificates does not exercise its option to purchase all of the remaining assets (“Optional Redemption”), at any time, the pass-through rate on the Class I-A-2, Class II-A-2, Class M and Class B Certificates will increase by the Rate Increase. The “Rate Increase” is equal to (A) on the first Distribution Date after the 20% Clean-Up Call Date, [0.50%] per annum for the Class I-A-2 Certificates and Class II-A-2 Certificates, [0.175%] per annum for the Class M-1 Certificates, [0.225%] per annum for the Class M-2 Certificates, [0.275%] per annum for the Class M-3 Certificates, [0.550%] per annum for the Class B-1 Certificates, [0.600%] per annum for the Class B-2 Certificates, [1.050%] per annum for the Class B-3 Certificates and [1.500%] for the Class B-4 Certificates; or (B) on the first Distribution Date after the Distribution Date in April 2016, [0.50%] per annum for the Class I-A-2 Certificates and Class II-A-2 Certificates, [0.175%] per annum for the Class M-1 Certificates, [0.225%] per annum for the Class M-2 Certificates, [0.275%] per annum for the Class M-3 Certificates, [0.550%] per annum for the Class B-1 Certificates, [0.600%] per annum for the Class B-2 Certificates, [1.050%] per annum for the Class B-3 Certificates and [1.500%] for the Class B-4 Certificates.

Additionally, if the Optional Redemption is not exercised by the earlier of (a) the first Distribution Date after the 20% Clean-Up Call Date, and (b) the Distribution Date occurring in April 2016, thereafter, all net monthly excess cashflow remaining after payment of any Unpaid Interest Shortfalls, any Net WAC Rate Carryover Amounts and amounts necessary to restore the related Overcollateralization Target Amount will be paid as principal to the Class A, Class M and Class B Certificates, pro rata, until their Certificate Principal Balances are reduced to zero.

Optional Termination Holder:	The holder of the Class C Certificates.

20% Clean-Up Call Date:	The first Distribution Date on which the aggregate stated principal balance of the mortgage loans as of the end of the due period is less than or equal to 20% of the Cut-off Date balance.
Available Distribution Amount:
For any Distribution Date, an amount equal to the amount received by the Trustee and available in the Certificate Account on that Distribution Date. The Available Distribution Amount will generally be equal to the aggregate amount of scheduled payments on the mortgage loans, insurance proceeds and liquidation proceeds, received during the Due Period with respect to the mortgage loans, in each case net of amounts reimbursable therefrom to the Trustee, the Master Servicer and any Servicer and reduced by Servicing Fees, Master Servicing Fees and LPMI Fees (if applicable).

Net WAC Rate Cap:
For each Distribution Date, (a) with respect to the Class I-A Certificates, a cap calculated based on an assumed certificate with a principal balance equal to the certificate principal balance of the Class I-A-1 Certificates and a fixed pass-through rate of 6.50% per annum and a rate increase of 0.50% per annum after the optional termination date, where if the weighted average of the net mortgage rates on the mortgage loans in loan group I is less than 6.50% per annum (or, after the optional termination date, 7.00% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated among the Class I-A-1 Certificates and Class I-A-2 Certificates in proportion to their current entitlements to interest calculated without regard to this cap, (b) with respect to the Class II-A Certificates, a cap calculated based on an assumed certificate with a principal balance equal to the certificate principal balance of the Class II-A-1 Certificates and a fixed pass-through rate of 6.50% per annum and a rate increase of 0.50% per annum after the optional termination date, where if the weighted average of the net mortgage rates on the mortgage loans in loan group II is less than 6.50% per annum (or, after the optional termination date, 7.00% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated among the Class II-A-1 Certificates and Class II-A-2 Certificates in proportion to their current entitlements to interest calculated without regard to this cap, and (c) with respect to the Class M Certificates and Class B Certificates, a per annum rate equal to the weighted average of the weighted averages of the net mortgage rates of the mortgage loans in each loan group as of the first day of the month preceding the month in which such Distribution Date occurs, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of each loan group the aggregate Certificate Principal Balance of the related senior certificates, adjusted for the actual number of days elapsed in the Accrual Period.

Interest Rate Corridor Contract:
The Class I-A-1 Certificates and Class II-A-1 Certificates will each benefit from an interest rate corridor cap agreement entered into by the issuer with Bear Stearns Financial Products, the payments on which will be available to mitigate certain interest shortfalls. The interest rate cap agreements will not guarantee that any of the Class I-A-1 Certificates and Class II-A-1 Certificates will receive interest at a pass-through rate based upon One-Month LIBOR plus the applicable margin on any Distribution Date.

The amount payable by BSFP under the Class I-A-1 Certificate Corridor Contract will equal the product of (i) the excess of (x) the lesser of (a) One Month LIBOR and (b) 9.10% over (y) 6.10%, (ii) the lesser of (x) the Corridor Contract Scheduled Balance for the related Distribution Date and (y) the Certificate Principal Balance of the Class I-A-1 Certificates (as applicable) immediately prior to such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months) divided by (y) 360. The amount payable by BSFP under the Class II-A-1 Certificate Corridor Contract will equal the product of (i) the excess of (x) the lesser of (a) One Month LIBOR and (b) 9.00% over (y) 6.00%, (ii) the lesser of (x) the Corridor Contract Scheduled Balance for the related Distribution Date and (y) the Certificate Principal Balance of the Class II-A-1 Certificates (as applicable) immediately prior to such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months) divided by (y) 360. Each Corridor Contract Scheduled Balance is set forth in Appendix A.

The interest rate corridor agreements for each of the Class I-A-1 Certificates and Class II-A-1 Certificates will terminate after the Distribution Date in July 2013.

Pass-Through Rates:
The pass-through rate for the Class I-A Certificates will be a per annum floating rate or inverse floating rate, subject to a cap based on the Net WAC Rate Cap described above. The pass-through rate for the Class II-A Certificates will be a per annum fixed rate, subject to a cap based on the Net WAC Rate Cap described above. The pass-through rates for each of the Class M Certificates and Class B Certificates will be the lesser of (i) the related per annum floating rate as described herein and (ii) 11.00%, subject to a cap based on the Net WAC Rate Cap.

Net WAC Rate Carryover Amount:
With respect to each class of Offered Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the pass-through rate applicable to such class would not have been based on the Net WAC Rate Cap on such Distribution Date over (y) the amount of interest paid on such Distribution Date if the Pass-Through Rate is based on the Net WAC Rate Cap plus (ii) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the pass-through rate for such class for the most recently ended Accrual Period.

Interest Payments:
On each Distribution Date holders of the Offered Certificates will be entitled to receive the interest that has accrued on the Offered Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior Distribution Date that was not paid less Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any Relief Act Shortfalls.

.The “Accrual Period” for the Class I-A, Class II-A, Class M and Class B Certificates will be the period from and including the 25th day of the calendar month preceding the month in which a Distribution Date occurs (or with respect to the first accrual period for the Class M Certificates and Class B Certificates, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs. The Trustee will calculate interest on the Class A Certificates based on a 360-day year that consists of twelve 30-day months. The Trustee will calculate interest on the Class M Certificates and Class B Certificates based on a 360-day year and the actual number of days elapsed during the related Accrual Period.

Monthly Interest Distributable Amount:
For any Distribution Date and each class of Offered Certificates, the amount of interest accrued during the related Accrual Period at the related pass-through rate, subject to the related Net WAC Rate Cap or other cap, on the Certificate Principal Balance of such Class immediately prior to such Distribution Date, in each case, reduced by any Unpaid Interest Shortfall Amounts plus any Monthly Interest Distributable Amount remaining unpaid from any prior Distribution Date with interest thereon at the related pass-through rate.

Principal Payments:
On each Distribution Date the holders of each class of Offered Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount on a pro rata basis, based on the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero.

Stated Principal Balance:
With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all scheduled payments of principal due after the Cut-off Date, whether or not received, and as further reduced to the extent that any Realized Loss thereon has been incurred during the prior due period.

Prepayment Assumption:
A 100% Prepayment Assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 8% in the first month of the life of such pool, such rate increasing by an additional approximate 1.45% CPR (precisely 16%/11) each month thereafter through the twelfth month of the like of such pool, and such rate thereafter remaining constant at 24% CPR for the remainder of the life of such pool.

Certificate Principal Balance:
With respect to any class of Offered Certificates, as of any date of determination, the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Offered Certificates and (b) in the case of the Class M Certificates and Class B Certificates any reductions in the Certificate Principal Balance resulting from the allocations of Realized Losses in the manner described herein, and increased by any Subsequent Recoveries on the mortgage loans to the extent described in the term sheet supplement.

Principal Distribution Amount:	With respect to any Distribution Date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.
Basic Principal Distribution Amount:	With respect to any Distribution Date the Principal Remittance Amount for such Distribution Date.

Extra Principal Distribution Amount:
With respect to any Distribution Date (other than the first Distribution Date) (a) on or prior to the earlier of (1) the 20% Clean-Up Call Date and (2) the Distribution Date in April 2016 (the “Early Turbo Payment Date”), the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the related Overcollateralization Increase Amount for such Distribution Date; and (b) thereafter, the Net Monthly Excess Cashflow remaining after payment of Unpaid Interest Shortfall Amounts for such Distribution Date, any Net WAC Rate Carryover Amounts and amounts necessary to restore or maintain the related Overcollateralization Target Amount.

Principal Remittance Amount:
With respect to any Distribution Date, the sum of:
1.  the principal portion of all scheduled monthly payments on the mortgage loans due on the related due date, to the extent received or advanced;
2.  the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement or the related servicing agreement during the preceding calendar month; and
3.  the principal portion of all other unscheduled collections received during the preceding calendar month with respect to the mortgage loans, including full and partial prepayments, liquidation proceeds and insurance proceeds, in each case to the extent applied as recoveries of principal.

Net Interest Shortfall Amount:
For each class of Offered Certificates and any Distribution Date, such Offered Certificates’ pro rata share, based on the amount of Monthly Interest Distributable Amount otherwise payable on such class of Offered Certificates on such Distribution Date, of (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, plus interest on the amount of previously allocated Net Interest Shortfall Amounts on such class of Offered Certificates that remains unreimbursed at the pass-through rate for such class for the related Accrual Period.

Net Monthly Excess Cashflow:
For any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amount for the Offered Certificates and (B) the Principal Remittance Amount.

Priority of Payments:
Distributions on the Offered Certificates will be made on the 25th day of each month commencing in May 2006 (or if that 25th is not a business day, the next business day). The payments to the Offered Certificates, to the extent of the related Available Distribution Amount, will be made according to the following priority:
Interest Distributions:
1.  Payment of the Monthly Interest Distributable Amount to the holders of the Class A Certificates;
2.  Payment of the Monthly Interest Distributable Amount to the holders of the Class M-1 Certificates;
3.  Payment of the Monthly Interest Distributable Amount to the holders of the Class M-2 Certificates;
4.  Payment of the Monthly Interest Distributable Amount to the holders of the Class M-3 Certificates;
5.  Payment of the Monthly Interest Distributable Amount to the holders of the Class B-1 Certificates;
6.  Payment of the Monthly Interest Distributable Amount to the holders of the Class B-2 Certificates;
7.  Payment of the Monthly Interest Distributable Amount to the holders of the Class B-3 Certificates; and
8.  Payment of the Monthly Interest Distributable Amount to the holders of the Class B-4 Certificates.

On any Distribution Date, any Prepayment Interest Shortfalls and any Relief Act Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the other Certificates other than the Class P Certificates and the Class R Certificates, on a pro rata basis, based on the respective amounts of interest accrued on such Certificates for such Distribution Date.

Principal Distributions:
Payment of principal to the Class A, Class M and Class B Certificates will be paid on a pro rata basis, based on the Certificate Principal Balance of each such class.

Net Monthly Excess Cashflow:
1.  Payment to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount;
2.  Payment of Unpaid Interest Shortfall Amounts first to the holders of the Class A Certificates, on a pro rata basis, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class B-1 Certificates, then to the Class B-2 Certificates, then to the Class B-3 Certificates and then to the holders of Class B-4 Certificates, to the extent not previously reimbursed;

3.  Payment of any allocated realized loss amount to the holders of the Class M-1 Certificates;
4.  Payment of any allocated realized loss amount to the holders of the Class M-2 Certificates;
5.  Payment of any allocated realized loss amount to the holders of the Class M-3 Certificates;
6.  Payment of any allocated realized loss amount to the holders of the Class B-1 Certificates;
7.  Payment of any allocated realized loss amount to the holders of the Class B-2 Certificates;
8.  Payment of any allocated realized loss amount to the holders of the Class B-3 Certificates;
9.  Payment of any allocated realized loss amount to the holders of the Class B-4 Certificates;
10.  Payments to a reserve account to the extent necessary to pay any Net WAC Rate Carryover Amounts, first to the holders of the Class A Certificates pro rata, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class B-1 Certificates, then to the Class B-2 Certificates, then to the Class B-3 Certificates and then to the holders of Class B-4 Certificates, to the extent not previously reimbursed; and
11.  Payment to the Class C Certificates and the Class R Certificates as described in the Pooling and Servicing Agreement.

Realized Losses:	Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the related mortgage note.

Allocation of Losses:
Realized Losses on the mortgage loans will be allocated first to the Net Monthly Excess Cashflow as part of the payment of the related Extra Principal Distribution Amount, then to the Overcollateralized Amount until reduced to zero, then to the Class B-4 Certificates, then to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, and then to the Class M-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Realized Losses will not be allocated to the Class A Certificates.

Once Realized Losses have been allocated to the Class B Certificates and Class M Certificates such amounts with respect to such certificates will no longer accrue interest. However, such amounts may be paid to the holders of the Class B Certificates and Class M Certificates on future Distribution Dates to the extent of funds available from Net Monthly Excess Cashflow.

Allocated Realized Loss Amount:
With respect to the Class B Certificates and Class M Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

Overcollateralization Increase Amount:
For any Distribution Date the amount, if any, by which the Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such Distribution Date).

Overcollateralized Amount:
For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for Realized Losses incurred during the related prepayment period) exceeds (ii) the aggregate Certificate Principal Balance of the certificates (other than the Class C Certificates) as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Credit Enhancement:
•  Subordination: Initially, 23.60% for the Class A Certificates; 17.75% for the Class M-1 Certificates; 13.80% for the Class M-2 Certificates; 10.40% for the Class M-3 Certificates; 7.45% for the Class B-1 Certificates; 4.95% for the Class B-2 Certificates, 2.95% for the Class B-3 Certificates and the Overcollateralized Amount (0.90% initially), for the Class B-4 Certificates.
•  Overcollateralization Target Amount: 0.90% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Net Mortgage Rate:
On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate, if applicable, (2) the Servicing Fee Rate, and (3) the Lender-Paid Mortgage Insurance Fee Rate (“LPMI Fee Rate”), if applicable.

Monthly Fees:	Servicing Fee Rate of 0.250% per annum, payable monthly, Master Servicing Fee Rate of 0.0085% per annum, payable monthly.

P&I Advances:
Each Servicer will be obligated to make, or cause to be made, cash advances with respect to delinquent payments of principal and interest on the mortgage loans serviced by such Servicer to the extent that such Servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The Master Servicer will be obligated to back-stop the advancing obligations of the Servicers.

Compensating Interest:
Each servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and/or full prepayments on the Mortgage Loans. If a servicer fails to pay Compensating Interest, the Master Servicer may pay such amount as set forth in the term sheet supplement.

Registration:	The Offered Certificates will be available in book-entry form through DTC.
Denominations:	The Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.
Federal Tax Aspects:	The Trust will be established as one or more REMICs for federal income tax purposes.
ERISA Considerations:
The Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan so long as certain conditions are met.

SMMEA Eligibility:	The Class A Certificates and Class M-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-ac3.

On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

NET MONTHLY EXCESS CASHFLOW SCHEDULE

Distribution	Excess	Distribution	Excess	Distribution	Excess
Date	Spread (%)	Date	Spread (%)	Date	Spread (%)
25-May-06	0.87	25-Dec-08	0.80	25-Jul-11	0.90
25-Jun-06	0.71	25-Jan-09	0.77	25-Aug-11	0.87
25-Jul-06	0.75	25-Feb-09	0.77	25-Sep-11	0.88
25-Aug-06	0.72	25-Mar-09	0.88	25-Oct-11	0.92
25-Sep-06	0.72	25-Apr-09	0.77	25-Nov-11	0.89
25-Oct-06	0.75	25-May-09	0.81	25-Dec-11	0.93
25-Nov-06	0.72	25-Jun-09	0.78	25-Jan-12	0.90
25-Dec-06	0.75	25-Jul-09	0.82	25-Feb-12	0.91
25-Jan-07	0.72	25-Aug-09	0.78	25-Mar-12	0.98
25-Feb-07	0.72	25-Sep-09	0.79	25-Apr-12	0.92
25-Mar-07	0.84	25-Oct-09	0.82
25-Apr-07	0.73	25-Nov-09	0.79
25-May-07	0.76	25-Dec-09	0.83
25-Jun-07	0.73	25-Jan-10	0.80
25-Jul-07	0.77	25-Feb-10	0.80
25-Aug-07	0.73	25-Mar-10	0.92
25-Sep-07	0.73	25-Apr-10	0.81
25-Oct-07	0.77	25-May-10	0.85
25-Nov-07	0.74	25-Jun-10	0.82
25-Dec-07	0.77	25-Jul-10	0.85
25-Jan-08	0.74	25-Aug-10	0.82
25-Feb-08	0.74	25-Sep-10	0.83
25-Mar-08	0.82	25-Oct-10	0.87
25-Apr-08	0.75	25-Nov-10	0.83
25-May-08	0.78	25-Dec-10	0.87
25-Jun-08	0.75	25-Jan-11	0.84
25-Jul-08	0.79	25-Feb-11	0.85
25-Aug-08	0.75	25-Mar-11	0.96
25-Sep-08	0.76	25-Apr-11	0.86
25-Oct-08	0.79	25-May-11	0.89
25-Nov-08	0.76	25-Jun-11	0.87

SUBORDINATE CAP SCHEDULE

Note:
The Subordinate Cap is calculated by taking, a) interest funds available to pay monthly interest to the Class A, Class M and Class B Certificates less interest due to the Class A Certificates divided by b) the aggregate principal balance of the Class M and Class B Certificates. The result is expressed as a percentage which takes into consideration the actual number of days elapsed for each accrual period. Below is a table showing the Subordinate Cap for specified distribution dates assuming the Prepayment Assumption of 8% CPR building to 24% CPR in 12 months, and remaining constant at 24% CPR thereafter and no losses. The Subordinate Cap will be the lesser of 11% and the rate expressed in the schedule below.

Distribution	Subordinate	Distribution	Subordinate	Distribution	Subordinate
Date	Cap (%)	Date	Cap (%)	Date	Cap (%)
25-May-06	9.14	25-Jan-09	9.37	25-Sep-11	9.95
25-Jun-06	9.12	25-Feb-09	9.39	25-Oct-11	9.98
25-Jul-06	9.12	25-Mar-09	9.40	25-Nov-11	10.00
25-Aug-06	9.12	25-Apr-09	9.41	25-Dec-11	10.03
25-Sep-06	9.13	25-May-09	9.42	25-Jan-12	10.06
25-Oct-06	9.14	25-Jun-09	9.44	25-Feb-12	10.09
25-Nov-06	9.14	25-Jul-09	9.45	25-Mar-12	10.12
25-Dec-06	9.15	25-Aug-09	9.46	25-Apr-12	10.15
25-Jan-07	9.15	25-Sep-09	9.48
25-Feb-07	9.16	25-Oct-09	9.49
25-Mar-07	9.17	25-Nov-09	9.51
25-Apr-07	9.18	25-Dec-09	9.52
25-May-07	9.18	25-Jan-10	9.54
25-Jun-07	9.19	25-Feb-10	9.56
25-Jul-07	9.20	25-Mar-10	9.57
25-Aug-07	9.21	25-Apr-10	9.59
25-Sep-07	9.21	25-May-10	9.61
25-Oct-07	9.22	25-Jun-10	9.62
25-Nov-07	9.23	25-Jul-10	9.64
25-Dec-07	9.24	25-Aug-10	9.66
25-Jan-08	9.25	25-Sep-10	9.68
25-Feb-08	9.26	25-Oct-10	9.70
25-Mar-08	9.27	25-Nov-10	9.72
25-Apr-08	9.28	25-Dec-10	9.74
25-May-08	9.29	25-Jan-11	9.76
25-Jun-08	9.30	25-Feb-11	9.78
25-Jul-08	9.31	25-Mar-11	9.80
25-Aug-08	9.32	25-Apr-11	9.83
25-Sep-08	9.33	25-May-11	9.85
25-Oct-08	9.34	25-Jun-11	9.87
25-Nov-08	9.35	25-Jul-11	9.90
25-Dec-08	9.36	25-Aug-11	9.92

Appendix A

Class I-A-1 Certificate Corridor Contract Scheduled Balance

Start Date	End Date	Balance
5/25/2006	6/25/2006	229,614,976.75
6/25/2006	7/25/2006	227,084,931.18
7/25/2006	8/25/2006	224,348,870.96
8/25/2006	9/25/2006	221,411,941.60
9/25/2006	10/25/2006	218,279,892.54
10/25/2006	11/25/2006	214,960,912.69
11/25/2006	12/25/2006	211,461,964.01
12/25/2006	1/25/2007	207,792,344.78
1/25/2007	2/25/2007	203,960,891.15
2/25/2007	3/25/2007	200,074,494.50
3/25/2007	4/25/2007	196,260,467.84
4/25/2007	5/25/2007	192,517,814.82
5/25/2007	6/25/2007	188,845,290.31
6/25/2007	7/25/2007	185,241,587.38
7/25/2007	8/25/2007	181,705,423.35
8/25/2007	9/25/2007	178,235,539.37
9/25/2007	10/25/2007	174,830,699.98
10/25/2007	11/25/2007	171,489,692.64
11/25/2007	12/25/2007	168,211,327.35
12/25/2007	1/25/2008	164,994,436.19
1/25/2008	2/25/2008	161,837,872.96
2/25/2008	3/25/2008	158,740,512.73
3/25/2008	4/25/2008	155,701,251.48
4/25/2008	5/25/2008	152,719,005.67
5/25/2008	6/25/2008	149,792,711.94
6/25/2008	7/25/2008	146,921,326.63
7/25/2008	8/25/2008	144,103,825.50
8/25/2008	9/25/2008	141,339,203.36
9/25/2008	10/25/2008	138,626,473.64
10/25/2008	11/25/2008	135,964,668.17
11/25/2008	12/25/2008	133,352,836.71
12/25/2008	1/25/2009	130,790,046.73
1/25/2009	2/25/2009	128,275,383.00
2/25/2009	3/25/2009	125,807,947.31
3/25/2009	4/25/2009	123,386,858.14
4/25/2009	5/25/2009	121,011,250.37
5/25/2009	6/25/2009	118,680,274.94
6/25/2009	7/25/2009	116,393,098.59
7/25/2009	8/25/2009	114,148,903.55
8/25/2009	9/25/2009	111,946,887.25
9/25/2009	10/25/2009	109,786,262.03
10/25/2009	11/25/2009	107,666,254.90
11/25/2009	12/25/2009	105,586,107.23
12/25/2009	1/25/2010	103,545,074.50
1/25/2010	2/25/2010	101,542,426.03
2/25/2010	3/25/2010	99,577,444.74
3/25/2010	4/25/2010	97,649,426.87

Start Date	End Date	Balance
4/25/2010	5/25/2010	95,757,681.78
5/25/2010	6/25/2010	93,901,531.63
6/25/2010	7/25/2010	92,080,311.25
7/25/2010	8/25/2010	90,293,367.78
8/25/2010	9/25/2010	88,540,060.56
9/25/2010	10/25/2010	86,819,760.82
10/25/2010	11/25/2010	85,131,199.98
11/25/2010	12/25/2010	83,474,444.82
12/25/2010	1/25/2011	81,848,900.51
1/25/2011	2/25/2011	80,253,277.15
2/25/2011	3/25/2011	78,687,730.17
3/25/2011	4/25/2011	77,151,347.58
4/25/2011	5/25/2011	75,643,716.05
5/25/2011	6/25/2011	74,164,521.36
6/25/2011	7/25/2011	72,713,231.20
7/25/2011	8/25/2011	71,289,323.18
8/25/2011	9/25/2011	69,892,284.65
9/25/2011	10/25/2011	68,521,612.50
10/25/2011	11/25/2011	67,176,812.99
11/25/2011	12/25/2011	65,857,401.58
12/25/2011	1/25/2012	64,562,902.76
1/25/2012	2/25/2012	63,292,849.88
2/25/2012	3/25/2012	62,046,784.98
3/25/2012	4/25/2012	60,824,258.64
4/25/2012	5/25/2012	59,624,829.80
5/25/2012	6/25/2012	58,448,065.64
6/25/2012	7/25/2012	57,293,541.40
7/25/2012	8/25/2012	56,160,840.22
8/25/2012	9/25/2012	55,049,553.04
9/25/2012	10/25/2012	53,959,278.40
10/25/2012	11/25/2012	52,889,622.34
11/25/2012	12/25/2012	51,840,198.23
12/25/2012	1/25/2013	50,810,626.67
1/25/2013	2/25/2013	49,800,535.32
2/25/2013	3/25/2013	48,809,558.79
3/25/2013	4/25/2013	47,837,338.49
4/25/2013	5/25/2013	46,883,522.54
5/25/2013	6/25/2013	45,947,765.61
6/25/2013	7/25/2013	45,029,728.81

Class II-A-1 Certificate Corridor Contract Scheduled Balance

Start Date	End Date	Balance
5/25/2006	6/25/2006	175,373,045.48
6/25/2006	7/25/2006	173,709,807.05
7/25/2006	8/25/2006	171,884,884.14
8/25/2006	9/25/2006	169,901,500.87
9/25/2006	10/25/2006	167,763,353.36
10/25/2006	11/25/2006	165,475,330.81
11/25/2006	12/25/2006	163,042,013.90
12/25/2006	1/25/2007	160,468,422.77
1/25/2007	2/25/2007	157,760,002.15
2/25/2007	3/25/2007	154,925,831.33
3/25/2007	4/25/2007	152,007,448.13
4/25/2007	5/25/2007	149,143,294.47
5/25/2007	6/25/2007	146,332,365.56
6/25/2007	7/25/2007	143,573,675.16
7/25/2007	8/25/2007	140,866,255.29
8/25/2007	9/25/2007	138,209,155.87
9/25/2007	10/25/2007	135,601,444.37
10/25/2007	11/25/2007	133,042,205.54
11/25/2007	12/25/2007	130,530,541.04
12/25/2007	1/25/2008	128,065,569.14
1/25/2008	2/25/2008	125,646,424.44
2/25/2008	3/25/2008	123,272,257.53
3/25/2008	4/25/2008	120,942,234.73
4/25/2008	5/25/2008	118,655,537.75
5/25/2008	6/25/2008	116,411,363.47
6/25/2008	7/25/2008	114,208,923.61
7/25/2008	8/25/2008	112,047,444.47
8/25/2008	9/25/2008	109,926,166.68
9/25/2008	10/25/2008	107,844,344.92
10/25/2008	11/25/2008	105,801,247.62
11/25/2008	12/25/2008	103,796,156.80
12/25/2008	1/25/2009	101,828,367.72
1/25/2009	2/25/2009	99,897,188.70
2/25/2009	3/25/2009	98,001,940.87
3/25/2009	4/25/2009	96,141,957.89
4/25/2009	5/25/2009	94,316,585.77
5/25/2009	6/25/2009	92,525,182.62
6/25/2009	7/25/2009	90,767,118.44
7/25/2009	8/25/2009	89,041,774.85
8/25/2009	9/25/2009	87,348,544.96
9/25/2009	10/25/2009	85,686,833.08
10/25/2009	11/25/2009	84,056,054.56
11/25/2009	12/25/2009	82,455,635.56
12/25/2009	1/25/2010	80,885,012.87
1/25/2010	2/25/2010	79,343,633.70
2/25/2010	3/25/2010	77,830,955.49
3/25/2010	4/25/2010	76,346,445.73

Start Date	End Date	Balance
4/25/2010	5/25/2010	74,889,581.76
5/25/2010	6/25/2010	73,459,850.59
6/25/2010	7/25/2010	72,056,748.74
7/25/2010	8/25/2010	70,679,782.04
8/25/2010	9/25/2010	69,328,465.48
9/25/2010	10/25/2010	68,002,323.01
10/25/2010	11/25/2010	66,700,538.17
11/25/2010	12/25/2010	65,423,012.64
12/25/2010	1/25/2011	64,169,296.06
1/25/2011	2/25/2011	62,938,946.43
2/25/2011	3/25/2011	61,730,104.31
3/25/2011	4/25/2011	60,543,580.00
4/25/2011	5/25/2011	59,379,195.77
5/25/2011	6/25/2011	58,236,540.24
6/25/2011	7/25/2011	57,115,209.68
7/25/2011	8/25/2011	56,014,807.82
8/25/2011	9/25/2011	54,934,945.74
9/25/2011	10/25/2011	53,875,241.73
10/25/2011	11/25/2011	52,835,321.15
11/25/2011	12/25/2011	51,814,816.30
12/25/2011	1/25/2012	50,813,366.30
1/25/2012	2/25/2012	49,830,616.94
2/25/2012	3/25/2012	48,866,220.61
3/25/2012	4/25/2012	47,919,836.11
4/25/2012	5/25/2012	46,991,128.57
5/25/2012	6/25/2012	46,079,769.35
6/25/2012	7/25/2012	45,185,435.87
7/25/2012	8/25/2012	44,307,811.54
8/25/2012	9/25/2012	43,446,585.66
9/25/2012	10/25/2012	42,601,453.27
10/25/2012	11/25/2012	41,772,115.05
11/25/2012	12/25/2012	40,958,277.26
12/25/2012	1/25/2013	40,159,651.58
1/25/2013	2/25/2013	39,375,955.06
2/25/2013	3/25/2013	38,606,909.97
3/25/2013	4/25/2013	37,852,243.76
4/25/2013	5/25/2013	37,111,688.90
5/25/2013	6/25/2013	36,384,982.85
6/25/2013	7/25/2013	35,671,867.92

Selected Collateral Characteristics For the Mortgage Loans in Group I
As of the Cut-Off Date

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$303,251,176
Number of Loans	1,291
Average Scheduled Principal Balance	$234,896	$29,600	$1,946,550
(1) Original Loan-to-Value Ratio	74.28%	9.38%	95.00%
(1) Mortgage Rate	7.147%	5.000%	9.750%
(1) Net Mortgage Rate	6.889%	4.742%	9.492%
(1) Remaining Term to Stated Maturity (months)	354	116	360
(1)] (1i)] Credit Score	690	574	814
(1) Weighted Average reflected in Total. (1i)] Non-Zero Weighted Average Credit Score
Percent of Cut-Off Date
Range	Principal Balance
Product Type	Fixed Rate	100.00%

Lien	First	100.00%

Property Type	Two- to four- family units	13.02%
CO-OP	0.40%
Condominium	6.29%
Hi-Rise Condo	0.77%
Planned Unit Development	20.03%
Single-family	58.76%
Townhouse	0.73%

Geographic Distribution	California	20.40%
Florida	10.74%
Virginia	8.28%
Georgia	6.86%
Maryland	6.75%
Texas	6.34%
New Jersey	6.21%

Number of States (including DC)	46

Documentation Type	Full/Alternative	15.85%
Limited	0.31%
Lite	0.07%
No Documentation	15.06%
No Income/No Asset	1.21%
No Ratio	19.81%
No Ratio/No VOE	0.58%
Stated Income	40.50%
Stated/Stated	6.62%

Loans with Prepayment Penalties	32.49%
Interest Only Loans	52.21%

Credit Score Distribution of the Mortgage Loans In Group I

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Undefined	28	5,102,876	1.68	182,246	76.21	12.68	34.43
560 - 579	1	33,877	0.01	33,877	69.39	0.00	0.00
580 - 599	3	393,713	0.13	131,238	88.82	100.00	0.00
600 - 619	7	1,957,086	0.65	279,584	68.99	96.10	78.93
620 - 639	172	40,088,966	13.22	233,075	71.69	17.54	54.01
640 - 659	170	40,866,015	13.48	240,388	73.19	13.45	47.11
660 - 679	208	45,264,791	14.93	217,619	75.11	13.00	48.99
680 - 699	217	53,439,309	17.62	246,264	74.77	10.18	50.22
700 - 719	152	35,752,425	11.79	235,213	72.05	14.49	56.02
720 - 739	126	27,029,622	8.91	214,521	75.30	19.59	44.55
740 - 759	97	23,124,273	7.63	238,395	73.35	15.37	38.63
760 - 779	69	20,487,853	6.76	296,925	71.44	19.75	56.59
780 - 799	32	7,131,684	2.35	222,865	73.69	34.65	74.49
800 - 819	9	2,578,686	0.85	286,521	70.57	28.28	44.22
Total / Weighted Average:	1,291	303,251,176	100.00	234,896	73.54	15.85	50.21

Debt-to-Income Ratios of the Mortgage Loans in Group I

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 0.00%	428	111,171,724	36.66	259,747	691	72.10	0.00	58.37
5.01% - 10.00%	8	938,724	0.31	117,341	741	68.31	0.00	6.10
10.01% - 15.00%	14	1,895,759	0.63	135,411	700	71.58	23.80	43.97
15.01% - 20.00%	35	5,333,898	1.76	152,397	693	74.96	15.74	37.50
20.01% - 25.00%	54	14,806,968	4.88	274,203	704	69.42	27.78	30.51
25.01% - 30.00%	77	15,079,379	4.97	195,836	690	70.71	22.34	52.06
30.01% - 35.00%	110	26,071,684	8.60	237,015	692	75.28	23.56	45.40
35.01% - 40.00%	167	32,906,470	10.85	197,045	686	74.12	24.56	47.54
40.01% - 45.00%	184	43,386,135	14.31	235,794	694	75.10	22.24	51.97
45.01% - 50.00%	171	43,030,798	14.19	251,642	686	75.39	25.41	43.30
50.01% - 55.00%	43	8,629,637	2.85	200,689	694	79.57	51.88	40.14
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Original Mortgage Loan Principal Balances of the Mortgage Loans in Group I

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	325	22,826,503	7.53	70,235	699	75.24	25.52	20.29
$100,001 - $200,000	456	64,904,997	21.40	142,336	687	75.67	20.66	43.87
$200,001 - $300,000	207	50,718,180	16.72	245,015	675	75.33	11.92	56.83
$300,001 - $359,650	63	20,403,426	6.73	323,864	684	75.69	13.08	72.97
$359,651 - $400,000	28	10,684,102	3.52	381,575	682	73.35	7.29	60.77
$400,001 - $500,000	91	41,368,906	13.64	454,603	698	71.60	14.56	55.34
$500,001 - $600,000	45	24,693,628	8.14	548,747	711	73.68	8.89	50.58
$600,001 - $700,000	26	16,840,728	5.55	647,720	713	75.15	18.88	49.01
$700,001 - $800,000	13	9,708,522	3.20	746,809	703	71.20	22.75	54.59
$800,001 - $900,000	12	10,032,369	3.31	836,031	692	73.69	16.68	58.43
$900,001 - $1,000,000	9	8,616,994	2.84	957,444	700	68.56	33.86	32.06
$1,000,001 - $1,100,000	3	3,117,475	1.03	1,039,158	674	71.67	0.00	33.08
$1,100,001 - $1,200,000	3	3,448,196	1.14	1,149,399	708	75.00	32.60	34.80
$1,200,001 - $1,300,000	1	1,250,000	0.41	1,250,000	620	52.63	0.00	100.00
$1,300,001 - $1,400,000	1	1,330,000	0.44	1,330,000	625	64.56	0.00	100.00
$1,400,001 - $1,500,000	3	4,495,304	1.48	1,498,435	688	66.96	0.00	33.37
$1,500,000 and greater	5	8,811,846	2.91	1,762,369	697	58.96	0.00	57.71
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Current Mortgage Loan Principal Balances of the Mortgage Loans in Group I

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	327	23,022,505	7.59	70,405	698	75.35	26.16	20.12
$100,001 - $200,000	455	64,907,141	21.40	142,653	687	75.67	20.36	43.87
$200,001 - $300,000	206	50,520,034	16.66	245,243	675	75.28	11.97	57.05
$300,001 - $359,650	64	20,756,985	6.84	324,328	686	75.30	12.86	71.72
$359,651 - $400,000	27	10,330,543	3.41	382,613	680	74.07	7.54	62.85
$400,001 - $500,000	91	41,368,906	13.64	454,603	698	71.60	14.56	55.34
$500,001 - $600,000	45	24,693,628	8.14	548,747	711	73.68	8.89	50.58
$600,001 - $700,000	26	16,840,728	5.55	647,720	713	75.15	18.88	49.01
$700,001 - $800,000	13	9,708,522	3.20	746,809	703	71.20	22.75	54.59
$800,001 - $900,000	12	10,032,369	3.31	836,031	692	73.69	16.68	58.43
$900,001 - $1,000,000	9	8,616,994	2.84	957,444	700	68.56	33.86	32.06
$1,000,001 - $1,100,000	3	3,117,475	1.03	1,039,158	674	71.67	0.00	33.08
$1,100,001 - $1,200,000	3	3,448,196	1.14	1,149,399	708	75.00	32.60	34.80
$1,300,001 - $1,300,000	1	1,250,000	0.41	1,250,000	620	52.63	0.00	100.00
$1,300,001 - $1,400,000	1	1,330,000	0.44	1,330,000	625	64.56	0.00	100.00
$1,400,001 - $1,500,000	3	4,495,304	1.48	1,498,435	688	66.96	0.00	33.37
$1,500,000 and greater	5	8,811,846	2.91	1,762,369	697	58.96	0.00	57.71
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Net Mortgage Rates of the Mortgage Loans in Group I

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.500% - 4.999%	6	841,060	0.28	140,177	687	73.53	79.67	0.00
5.000% - 5.499%	24	3,880,982	1.28	161,708	730	63.50	44.81	45.58
5.500% - 5.999%	82	19,284,787	6.36	235,180	704	69.74	38.16	45.87
6.000% - 6.499%	224	64,625,110	21.31	288,505	700	68.26	20.65	45.21
6.500% - 6.999%	371	98,397,135	32.45	265,221	691	74.04	12.92	51.88
7.000% - 7.499%	341	77,115,397	25.43	226,145	681	76.05	11.70	57.63
7.500% - 7.999%	155	24,900,543	8.21	160,649	688	78.19	11.93	43.35
8.000% - 8.499%	75	11,967,571	3.95	159,568	693	80.08	1.19	45.84
8.500% - 8.999%	8	461,966	0.15	57,746	675	88.12	21.01	8.77
9.000% - 9.499%	5	1,776,627	0.59	355,325	672	78.59	0.00	35.24
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Mortgage Rates of the Mortgage Loans in Group I

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.000% - 5.499%	6	841,060	0.28	140,177	687	73.53	79.67	0.00
5.500% - 5.999%	39	8,197,073	2.70	210,181	727	65.38	48.88	33.94
6.000% - 6.499%	103	26,062,576	8.59	253,035	705	70.37	36.20	49.33
6.500% - 6.999%	308	89,454,178	29.50	290,436	695	69.54	14.91	47.78
7.000% - 7.499%	324	78,821,212	25.99	243,275	687	74.90	13.64	55.56
7.500% - 7.999%	341	73,823,600	24.34	216,492	684	77.01	10.77	52.93
8.000% - 8.499%	92	13,891,751	4.58	150,997	678	78.26	11.97	41.63
8.500% - 8.999%	68	10,105,041	3.33	148,604	699	79.89	1.41	45.61
9.000% - 9.499%	5	278,059	0.09	55,612	684	87.53	34.90	0.00
9.500% - 9.999%	5	1,776,627	0.59	355,325	672	78.59	0.00	35.24
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Original Loan-to-Value Ratios of the Mortgage Loans in Group I

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
5.01% - 10.00%	1	150,000	0.05	150,000	640	0.00	100.00
20.01% - 25.00%	5	675,089	0.22	135,018	707	0.00	46.29
25.01% - 30.00%	4	2,734,897	0.90	683,724	689	0.00	0.00
30.01% - 35.00%	6	1,154,003	0.38	192,334	743	17.10	50.09
35.01% - 40.00%	4	769,183	0.25	192,296	722	0.00	59.21
40.01% - 45.00%	4	797,613	0.26	199,403	693	0.00	0.00
45.01% - 50.00%	21	4,626,876	1.53	220,327	697	0.00	42.59
50.01% - 55.00%	22	6,614,832	2.18	300,674	662	7.03	57.94
55.01% - 60.00%	33	8,585,091	2.83	260,154	674	24.52	37.17
60.01% - 65.00%	134	47,504,132	15.66	354,508	689	10.30	57.56
65.01% - 70.00%	102	24,319,923	8.02	238,431	705	9.46	42.86
70.01% - 75.00%	121	32,533,856	10.73	268,875	697	13.41	43.46
75.01% - 80.00%	772	163,404,355	53.88	211,664	691	19.52	52.08
80.01% - 85.00%	7	1,354,829	0.45	193,547	697	28.09	83.69
85.01% - 90.00%	38	5,012,910	1.65	131,919	678	12.63	36.43
90.01% - 95.00%	17	3,013,588	0.99	177,270	677	27.34	60.03
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	15.85	50.21

Geographic Distribution of Mortgaged Properties of the Mortgage Loans in Group I

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	143	61,856,348	20.40	432,562	697	69.66	11.21	53.79
Florida	132	32,568,615	10.74	246,732	688	74.62	13.02	42.48
Virginia	84	25,096,114	8.28	298,763	684	76.84	16.22	78.23
Georgia	130	20,797,206	6.86	159,979	695	73.16	32.32	48.55
Maryland	73	20,470,997	6.75	280,425	683	75.81	22.10	75.26
Texas	160	19,238,899	6.34	120,243	690	77.10	16.01	23.59
New Jersey	55	18,835,754	6.21	342,468	698	71.93	10.55	51.17
Arizona	66	15,112,696	4.98	228,980	685	72.20	13.72	58.13
New York	29	11,861,648	3.91	409,022	684	70.85	5.80	44.25
Pennsylvania	38	7,981,476	2.63	210,039	686	70.57	12.91	13.89
Other (1)	381	69,431,422	22.86	182,235	694	75.27	18.30	44.22
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Subordinate Financing of the Mortgage Loans in Group I

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
NO	600	149,314,188	49.24	248,857	686	69.85	13.06	42.08
YES	691	153,936,989	50.76	222,774	696	77.12	18.55	58.10
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Mortgage Loan Purpose of the Mortgage Loans in Group I

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	455	129,984,154	42.86	285,679	685	68.76	13.16	44.95
Purchase	723	150,137,097	49.51	207,659	698	78.12	17.77	55.44
Rate/Term Refinance	113	23,129,925	7.63	204,690	690	70.60	18.42	45.88
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Mortgage Loan Documentation Type of the Mortgage Loans in Group I

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	245	48,053,803	15.85	196,138	694	76.17	100.00	42.41
Limited	4	936,640	0.31	234,160	640	80.00	0.00	90.37
Lite	2	198,823	0.07	99,412	658	68.86	0.00	82.96
No Documentation	203	45,661,229	15.06	224,932	690	67.01	0.00	45.28
No Income/No Asset	14	3,680,243	1.21	262,874	672	72.56	0.00	52.72
No Ratio	199	60,061,867	19.81	301,818	694	75.92	0.00	68.52
No Ratio/No VOE	12	1,768,385	0.58	147,365	687	73.10	0.00	63.09
Stated Income	529	122,809,437	40.50	232,154	693	74.44	0.00	47.61
Stated/Stated	83	20,080,749	6.62	241,937	673	69.43	0.00	37.42
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Occupancy Types of the Mortgage Loans in Group I

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	492	71,886,440	23.71	146,111	707	73.69	14.58	50.16
Primary Residence	742	215,563,522	71.08	290,517	686	73.63	16.39	51.51
Second/Vacation	57	15,801,214	5.21	277,214	692	71.62	14.24	32.80
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Mortgaged Property Types of the Mortgage Loans in Group I

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	181	39,493,379	13.02	218,195	703	72.63	11.77	44.05
CO-OP	2	1,209,936	0.40	604,968	685	76.97	0.00	0.00
Condominium	96	19,067,171	6.29	198,616	692	72.81	20.96	49.57
Hi-Rise Condo	9	2,339,738	0.77	259,971	700	78.11	0.00	44.33
Planned Unit Development	257	60,736,310	20.03	236,328	695	76.75	20.36	55.94
Single-family	727	178,203,319	58.76	245,121	688	72.61	15.03	49.82
Townhouse	19	2,201,324	0.73	115,859	689	75.64	11.28	73.49
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Prepayment Penalty Terms of the Mortgage Loans in Group I

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	852	204,722,798	67.51	240,285	692	73.86	18.23	52.88
6 months	52	19,911,175	6.57	382,907	682	67.92	6.60	53.71
7 months	3	1,682,598	0.55	560,866	681	71.21	0.00	61.29
12 Months	26	7,121,616	2.35	273,908	673	74.77	7.57	67.93
24 Months	7	1,390,615	0.46	198,659	657	68.19	3.15	73.25
36 Months	336	66,557,807	21.95	198,089	695	74.26	12.66	39.42
60 Months	15	1,864,568	0.61	124,305	671	73.71	22.09	10.49
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Interest Only Terms of the Mortgage Loans in Group I

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Not Interest Only	741	150,983,002	49.79	203,756	691	72.93	18.33	0.00
60 Months	15	2,832,822	0.93	188,855	705	72.20	33.73	100.00
120 Months	535	149,435,353	49.28	279,318	691	74.17	13.00	100.00
Total / Weighted Average	1,291	303,251,176	100.00	234,896	691	73.54	15.85	50.21

Selected Collateral Characteristics For the Mortgage Loans in Group II
As of the Cut-Off Date

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$231,296,176
Number of Loans	1,057
Average Scheduled Principal Balance	$218,823	$29,818	$1,950,000
(1) Original Loan-to-Value Ratio	75.25%	19.09%	95.00%
(1) Mortgage Rate	7.500%	5.625%	9.750%
(1) Net Mortgage Rate	7.242%	5.367%	9.492%
(1) Remaining Term to Stated Maturity (months)	357	178	359
(1)] (1i)] Credit Score	689	581	813
(1) Weighted Average reflected in Total. (1i)] Non-Zero Weighted Average Credit Score
Percent of Cut-Off Date
Range	Principal Balance
Product Type	Fixed Rate	100.00%

Lien	First	100.00%

Property Type	Two- to four- family units	17.67%
CO-OP	0.10%
Condominium	6.06%
Planned Unit Development	23.72%
Single-family	52.46%

Geographic Distribution	Florida	14.48%
New York	9.63%
California	9.56%
Arizona	8.05%
Maryland	6.48%
Virginia	6.19%
Illinois	5.66%

Number of States (including DC)	45

Documentation Type	Full/Alternative	9.41%
No Documentation	13.83%
No Income/No Asset	1.95%
No Ratio	21.73%
Stated Income	45.05%
Stated/Stated	8.04%

Loans with Prepayment Penalties	16.79%
Interest Only Loans	74.31%

Credit Score Distribution of the Mortgage Loans In Group II

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
580 - 599	4	595,909	0.26	148,977	69.17	77.63	22.37
600 - 619	9	1,877,168	0.81	208,574	71.30	0.00	43.42
620 - 639	146	30,159,034	13.04	206,569	77.70	15.56	70.02
640 - 659	167	33,365,247	14.43	199,792	78.06	10.22	70.34
660 - 679	170	41,077,384	17.76	241,632	75.74	9.00	77.81
680 - 699	169	40,366,293	17.45	238,854	73.75	9.38	79.35
700 - 719	132	28,141,656	12.17	213,194	75.24	4.79	78.22
720 - 739	85	19,042,987	8.23	224,035	73.63	7.07	80.94
740 - 759	86	17,568,173	7.60	204,281	71.15	5.19	62.88
760 - 779	59	12,590,056	5.44	213,391	74.90	13.97	74.01
780 - 799	21	4,858,277	2.10	231,347	72.94	5.61	70.82
800 - 819	9	1,653,861	0.72	183,762	76.40	4.58	67.76
Total / Weighted Average:	1,057	231,296,045	100.00	218,823	75.25	9.41	74.31

Debt-to-Income Ratios of the Mortgage Loans In Group II

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 0.00%	391	86,750,423	37.51	221,868	696	74.41	0.00	73.68
0.01% - 5.00%	1	84,739	0.04	84,739	705	80.00	0.00	0.00
5.01% - 10.00%	2	465,000	0.20	232,500	737	72.32	0.00	100.00
10.01% - 15.00%	6	357,711	0.15	59,619	696	78.98	0.00	35.36
15.01% - 20.00%	10	1,270,992	0.55	127,099	694	73.10	6.22	53.98
20.01% - 25.00%	40	7,856,098	3.40	196,402	688	73.61	10.93	63.23
25.01% - 30.00%	60	10,895,629	4.71	181,594	694	74.08	18.39	64.96
30.01% - 35.00%	100	19,066,515	8.24	190,665	688	74.75	15.56	72.21
35.01% - 40.00%	154	35,505,808	15.35	230,557	690	75.67	7.76	72.58
40.01% - 45.00%	192	44,360,475	19.18	231,044	685	75.90	15.11	82.08
45.01% - 50.00%	100	24,621,117	10.64	246,211	662	77.91	25.71	75.89
50.01% - 55.00%	1	61,538	0.03	61,538	685	80.00	100.00	0.00
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Original Mortgage Loan Principal Balances of the Mortgage Loans In Group II

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	280	18,154,826	7.85	64,839	693	75.48	18.50	54.74
$100,001 - $200,000	334	47,914,047	20.72	143,455	690	76.09	15.58	77.22
$200,001 - $300,000	211	51,335,801	22.19	243,298	681	77.40	10.12	83.42
$300,001 - $359,650	77	25,365,670	10.97	329,424	679	78.35	6.35	89.60
$359,651 - $400,000	30	11,333,166	4.90	377,772	676	76.53	13.41	83.34
$400,001 - $500,000	58	25,769,374	11.14	444,300	698	72.47	1.76	66.42
$500,001 - $600,000	23	12,365,737	5.35	537,641	685	74.95	4.20	61.41
$600,001 - $700,000	13	8,503,396	3.68	654,107	702	74.11	7.47	85.17
$700,001 - $800,000	8	5,926,973	2.56	740,872	685	73.80	0.00	49.48
$800,001 - $900,000	4	3,542,346	1.53	885,587	671	74.57	0.00	74.61
$900,001 - $1,000,000	14	13,651,086	5.90	975,078	716	68.30	7.33	36.48
$1,100,001 - $1,200,000	1	1,200,000	0.52	1,200,000	725	64.86	0.00	100.00
$1,300,001 - $1,400,000	1	1,313,622	0.57	1,313,622	690	70.00	0.00	100.00
$1,400,001 - $1,500,000	2	2,970,000	1.28	1,485,000	675	69.08	0.00	100.00
$1,500,000 and greater	1	1,950,000	0.84	1,950,000	691	65.00	0.00	100.00
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Current Mortgage Loan Principal Balances of the Mortgage Loans In Group II

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	280	18,154,826	7.85	64,839	693	75.48	18.50	54.74
$100,001 - $200,000	334	47,914,047	20.72	143,455	690	76.09	15.58	77.22
$200,001 - $300,000	211	51,335,801	22.19	243,298	681	77.40	10.12	83.42
$300,001 - $359,650	78	25,709,301	11.12	329,606	679	78.38	6.26	89.74
$359,651 - $400,000	29	10,989,535	4.75	378,949	676	76.42	13.83	82.82
$400,001 - $500,000	58	25,769,374	11.14	444,300	698	72.47	1.76	66.42
$500,001 - $600,000	23	12,365,737	5.35	537,641	685	74.95	4.20	61.41
$600,001 - $700,000	13	8,503,396	3.68	654,107	702	74.11	7.47	85.17
$700,001 - $800,000	8	5,926,973	2.56	740,872	685	73.80	0.00	49.48
$800,001 - $900,000	4	3,542,346	1.53	885,587	671	74.57	0.00	74.61
$900,001 - $1,000,000	14	13,651,086	5.90	975,078	716	68.30	7.33	36.48
$1,000,001 - $1,100,000	1	1,200,000	0.52	1,200,000	725	64.86	0.00	100.00
$1,300,001 - $1,400,000	1	1,313,622	0.57	1,313,622	690	70.00	0.00	100.00
$1,400,001 - $1,500,000	2	2,970,000	1.28	1,485,000	675	69.08	0.00	100.00
$1,500,000 and greater	1	1,950,000	0.84	1,950,000	691	65.00	0.00	100.00
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Net Mortgage Rates of the Mortgage Loans In Group II

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.000% - 5.499%	2	525,399	0.23	262,699	699	74.73	32.50	67.50
5.500% - 5.999%	35	10,849,674	4.69	309,991	718	71.74	22.07	52.22
6.000% - 6.499%	152	33,788,821	14.61	222,295	700	72.04	13.22	77.88
6.500% - 6.999%	212	47,345,425	20.47	223,327	689	74.89	11.44	81.20
7.000% - 7.499%	252	53,477,889	23.12	212,214	682	75.18	9.47	77.33
7.500% - 7.999%	243	52,741,074	22.80	217,041	686	76.57	5.72	76.08
8.000% - 8.499%	142	28,828,763	12.46	203,019	686	78.31	3.82	64.35
8.500% - 8.999%	7	1,403,805	0.61	200,544	678	78.71	6.53	54.64
9.000% - 9.499%	12	2,335,196	1.01	194,600	642	77.07	1.52	12.85
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Mortgage Rates of the Mortgage Loans In Group II

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.500% - 5.999%	9	2,756,754	1.19	306,306	731	72.75	26.15	49.82
6.000% - 6.499%	44	13,625,856	5.89	309,679	711	70.31	19.01	59.78
6.500% - 6.999%	213	47,398,308	20.49	222,527	695	72.95	11.92	81.06
7.000% - 7.499%	182	38,634,497	16.70	212,277	685	75.61	10.70	81.11
7.500% - 7.999%	288	61,397,461	26.54	213,186	685	75.39	8.98	79.28
8.000% - 8.499%	187	38,941,065	16.84	208,241	685	77.12	5.37	69.78
8.500% - 8.999%	119	25,508,805	11.03	214,360	686	78.42	4.01	63.94
9.000% - 9.499%	4	733,648	0.32	183,412	633	78.09	4.85	19.08
9.500% - 9.999%	11	2,299,650	0.99	209,059	641	77.02	0.00	13.05
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Original Loan-to-Value Ratios of the Mortgage Loans In Group II

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
15.01% - 20.00%	2	111,649	0.05	55,824	693	0.00	0.00
25.01% - 30.00%	2	517,613	0.22	258,806	727	0.00	13.14
30.01% - 35.00%	4	499,944	0.22	124,986	663	0.00	15.97
35.01% - 40.00%	1	159,730	0.07	159,730	600	0.00	0.00
40.01% - 45.00%	3	345,535	0.15	115,178	673	0.00	68.38
45.01% - 50.00%	4	325,282	0.14	81,321	719	19.68	79.32
50.01% - 55.00%	5	648,154	0.28	129,631	685	0.00	36.26
55.01% - 60.00%	14	3,930,782	1.70	280,770	713	0.00	66.40
60.01% - 65.00%	37	14,600,882	6.31	394,618	684	0.97	57.38
65.01% - 70.00%	256	64,082,615	27.71	250,323	706	4.21	80.26
70.01% - 75.00%	59	13,761,050	5.95	233,238	696	11.16	59.97
75.01% - 80.00%	612	122,544,485	52.98	200,236	680	13.52	76.10
80.01% - 85.00%	20	3,006,196	1.30	150,310	667	7.63	75.52
85.01% - 90.00%	16	2,683,244	1.16	167,703	655	18.35	73.91
90.01% - 95.00%	22	4,078,883	1.76	185,404	676	0.84	69.02
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	9.41	74.31

Geographic Distribution of Mortgaged Properties of the Mortgage Loans In Group II

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Florida	122	33,496,531	14.48	274,562	694	75.07	2.16	74.19
New York	58	22,281,170	9.63	384,158	695	72.19	4.01	50.11
California	64	22,100,935	9.56	345,327	689	72.66	7.59	86.27
Arizona	72	18,617,032	8.05	258,570	686	78.13	13.75	90.59
Maryland	47	14,993,245	6.48	319,005	672	75.73	3.84	88.78
Virginia	49	14,327,077	6.19	292,389	695	75.26	4.56	75.77
Illinois	64	13,088,733	5.66	204,511	686	77.15	6.97	76.93
New Jersey	29	6,694,654	2.89	230,850	694	74.09	5.54	77.25
South Carolina	46	6,225,436	2.69	135,336	699	76.95	13.26	82.82
Massachusetts	17	6,194,441	2.68	364,379	703	68.70	2.76	55.70
Georgia	30	5,904,416	2.55	196,814	674	78.13	25.32	81.31
Texas	44	5,456,520	2.36	124,012	688	75.43	10.29	57.34
Oregon	31	4,899,797	2.12	158,058	689	76.10	21.13	80.80
North Carolina	39	4,686,917	2.03	120,177	697	78.22	24.37	91.61
Nevada	18	4,684,088	2.03	260,227	701	78.61	23.14	95.56
Other (1)	327	47,645,053	20.57	145,704	682	75.90	14.85	65.61
Total / Weighted Average	1,057	231,296,045	100	218,823	689	75.25	9.41	74.31

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Subordinate Financing of the Mortgage Loans In Group II

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
NO	461	84,838,224	36.68	184,031	677	75.46	6.45	61.27
YES	596	146,457,821	63.32	245,735	695	75.12	11.12	81.87
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Mortgage Loan Purpose of the Mortgage Loans In Group II

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	422	88,900,676	38.44	210,665	677	73.85	9.56	69.08
Purchase	540	125,065,744	54.07	231,603	698	76.15	8.32	78.60
Rate/Term Refinance	95	17,329,624	7.49	182,417	680	75.91	16.43	70.19
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Mortgage Loan Documentation Type of the Mortgage Loans In Group II

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	136	21,756,420	9.41	159,974	679	78.16	100.00	77.77
No Documentation	144	31,979,272	13.83	222,078	693	73.99	0.00	64.27
No Income/No Asset	24	4,506,138	1.95	187,756	699	74.13	0.00	59.33
No Ratio	223	50,265,013	21.73	225,404	698	74.71	0.00	80.96
Stated Income	444	104,187,370	45.05	234,656	686	75.03	0.00	74.58
Stated/Stated	86	18,601,832	8.04	216,300	682	76.97	0.00	71.66
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Occupancy Types of the Mortgage Loans In Group II

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	441	62,362,502	26.96	141,412	708	74.45	8.57	67.23
Primary Residence	589	162,224,952	70.14	275,424	681	75.46	10.12	76.97
Second/Vacation	27	6,708,591	2.90	248,466	690	77.52	0.00	75.72
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Mortgaged Property Types of the Mortgage Loans In Group II

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	180	40,859,640	17.67	226,998	699	73.82	8.05	55.77
CO-OP	1	239,813	0.10	239,813	802	77.42	0.00	0.00
Condominium	74	14,005,213	6.06	189,260	687	75.84	13.97	88.37
Planned Unit Development	190	54,858,742	23.72	288,730	692	76.68	9.10	85.21
Single-family	612	121,332,637	52.46	198,256	684	75.01	9.49	74.15
Total / Weighted Average	1,057	231,296,045	100	218,823	689	75.25	9.41	74.31

Prepayment Penalty Terms of the Mortgage Loans In Group II

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	834	192,475,527	83.22	230,786	687	75.30	9.09	76.23
6 months	14	2,399,480	1.04	171,391	666	75.98	17.58	42.97
12 Months	15	3,335,692	1.44	222,379	696	71.25	0.00	84.69
24 Months	26	4,716,799	2.04	181,415	715	69.39	7.44	88.95
36 Months	108	18,980,187	8.21	175,742	701	76.43	11.36	63.89
60 Months	60	9,388,359	4.06	156,473	687	76.03	14.10	52.96
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Interest Only Terms of the Mortgage Loans In Group II

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Not Interest Only	310	59,417,824	25.69	191,670	687	74.08	8.14	0.00
60 Months	29	5,822,186	2.52	200,765	717	75.06	3.34	100.00
120 Months	718	166,056,034	71.79	231,276	688	75.67	10.07	100.00
Total / Weighted Average	1,057	231,296,045	100.00	218,823	689	75.25	9.41	74.31

Selected Collateral Characteristics For the Mortgage Loans
As of the Cut-Off Date

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$534,547,221
Number of Loans	2,348
Average Scheduled Principal Balance	$227,661	$29,600	$1,950,000
(1) Original Loan-to-Value Ratio	74.28%	9.38%	95.00%
(1) Mortgage Rate	7.300%	5.000%	9.750%
(1) Net Mortgage Rate	7.042%	4.742%	9.491%
(1) Remaining Term to Stated Maturity (months)	356	116	360
(1)] (1i)] Credit Score	690	574	814
(1) Weighted Average reflected in Total. (1i)] Non-Zero Weighted Average Credit Score
Percent of Cut-Off Date
Range	Principal Balance
Product Type	Fixed Rate	100.00%

Lien	First	100.00%

Property Type	2-4 Family	15.03%
CO-OP	0.27%
Condominium	6.19%
Hi-Rise Condo	0.44%
PUD	21.62%
Single Family	56.04%
Townhouse	0.41%

Geographic Distribution	California	15.71%
Florida	12.36%
Virginia	7.38%
Maryland	6.63%
New York	6.39%
Arizona	6.31%
Georgia	5.00%

Number of States (including DC)	49

Documentation Type	Full/Alternative	13.06%
Limited	0.18%
Lite	0.04%
No Documentation	14.52%
No Income/No Asset	1.53%
No Ratio	20.64%
No Ratio/No VOE	0.33%
Stated Income	42.47%
Stated/Stated	7.24%

Loans with Prepayment Penalties	25.69%
Interest Only Loans	60.64%

Credit Score Distribution of the Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0 - 0	28	5,102,876	0.95	182,246	76.21	12.68	34.43
560 - 579	1	33,877	0.01	33,877	69.39	0.00	0.00
580 - 599	7	989,622	0.19	141,375	76.99	86.53	13.47
600 - 619	16	3,834,254	0.72	239,641	70.12	49.05	61.54
620 - 639	318	70,247,999	13.14	220,906	74.27	16.69	60.88
640 - 659	337	74,231,262	13.89	220,271	75.38	11.99	57.55
660 - 679	378	86,342,175	16.15	228,418	75.41	11.10	62.70
680 - 699	386	93,805,601	17.55	243,020	74.33	9.84	62.76
700 - 719	284	63,894,081	11.95	224,979	73.46	10.22	65.79
720 - 739	211	46,072,609	8.62	218,354	74.61	14.41	59.59
740 - 759	183	40,692,447	7.61	222,363	72.40	10.97	49.10
760 - 779	128	33,077,909	6.19	258,421	72.76	17.55	63.22
780 - 799	53	11,989,961	2.24	226,226	73.39	22.88	73.00
800 - 819	18	4,232,547	0.79	235,142	72.85	19.02	53.42
Total / Weighted Average:	2,348	534,547,221	100.00	227,661	74.28	13.06	60.64

Debt-to-Income Ratios of the Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 0.00%	819	197,922,147	37.03	241,663	694	73.11	0.00	65.08
0.01% - 5.00%	1	84,739	0.02	84,739	705	80.00	0.00	0.00
5.01% - 10.00%	10	1,403,724	0.26	140,372	740	69.64	0.00	37.21
10.01% - 15.00%	20	2,253,470	0.42	112,673	699	72.76	20.02	42.60
15.01% - 20.00%	45	6,604,889	1.24	146,775	693	74.60	13.91	40.67
20.01% - 25.00%	94	22,663,066	4.24	241,096	699	70.87	21.94	41.85
25.01% - 30.00%	137	25,975,009	4.86	189,599	692	72.12	20.68	57.47
30.01% - 35.00%	210	45,138,199	8.44	214,944	690	75.06	20.18	56.72
35.01% - 40.00%	321	68,412,278	12.80	213,122	688	74.92	15.84	60.54
40.01% - 45.00%	376	87,746,610	16.42	233,369	690	75.51	18.63	67.19
45.01% - 50.00%	271	67,651,916	12.66	249,638	677	76.30	25.52	55.16
50.01% - 55.00%	44	8,691,176	1.63	197,527	694	79.57	52.22	39.85
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Original Mortgage Loan Principal Balances of the Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	605	40,981,329	7.67	67,738	696	75.35	22.41	35.56
$100,001 - $200,000	790	112,819,045	21.11	142,809	688	75.85	18.50	58.04
$200,001 - $300,000	418	102,053,981	19.09	244,148	678	76.37	11.01	70.20
$300,001 - $359,650	140	45,769,096	8.56	326,922	682	77.17	9.35	82.18
$359,651 - $400,000	58	22,017,268	4.12	379,608	679	74.99	10.44	72.39
$400,001 - $500,000	149	67,138,280	12.56	450,592	698	71.93	9.65	59.59
$500,001 - $600,000	68	37,059,365	6.93	544,991	702	74.11	7.33	54.19
$600,001 - $700,000	39	25,344,125	4.74	649,849	709	74.80	15.05	61.14
$700,001 - $800,000	21	15,635,495	2.92	744,547	696	72.19	14.13	52.65
$800,001 - $900,000	16	13,574,715	2.54	848,420	686	73.92	12.33	62.65
$900,001 - $1,000,000	23	22,268,080	4.17	968,177	710	68.40	17.59	34.77
$1,000,001 - $1,100,000	3	3,117,475	0.58	1,039,158	674	71.67	0.00	33.08
$1,100,001 - $1,200,000	4	4,648,196	0.87	1,162,049	712	72.38	24.18	51.63
$1,200,001 - $1,300,000	1	1,250,000	0.23	1,250,000	620	52.63	0.00	100.00
$1,300,001 - $1,400,000	2	2,643,622	0.49	1,321,811	657	67.26	0.00	100.00
$1,400,001 - $1,500,000	5	7,465,304	1.40	1,493,061	683	67.80	0.00	59.88
$1,500,000 and greater	6	10,761,846	2.01	1,793,641	696	60.05	0.00	65.37
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Current Mortgage Loan Principal Balances of the Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	607	41,177,332	7.70	67,837	696	75.41	22.78	35.39
$100,001 - $200,000	789	112,821,188	21.11	142,993	689	75.85	18.33	58.04
$200,001 - $300,000	417	101,855,835	19.05	244,259	678	76.35	11.04	70.34
$300,001 - $359,650	142	46,466,285	8.69	327,227	682	77.00	9.21	81.69
$359,651 - $400,000	56	21,320,078	3.99	380,716	678	75.28	10.78	73.15
$400,001 - $500,000	149	67,138,280	12.56	450,592	698	71.93	9.65	59.59
$500,001 - $600,000	68	37,059,365	6.93	544,991	702	74.11	7.33	54.19
$600,001 - $700,000	39	25,344,125	4.74	649,849	709	74.80	15.05	61.14
$700,001 - $800,000	21	15,635,495	2.92	744,547	696	72.19	14.13	52.65
$800,001 - $900,000	16	13,574,715	2.54	848,420	686	73.92	12.33	62.65
$900,001 - $1,000,000	23	22,268,080	4.17	968,177	710	68.40	17.59	34.77
$1,000,001 - $1,100,000	3	3,117,475	0.58	1,039,158	674	71.67	0.00	33.08
$1,100,001 - $1,200,000	4	4,648,196	0.87	1,162,049	712	72.38	24.18	51.63
$1,200,001 - $1,300,000	1	1,250,000	0.23	1,250,000	620	52.63	0.00	100.00
$1,400,001 - $1,400,000	2	2,643,622	0.49	1,321,811	657	67.26	0.00	100.00
$1,400,001 - $1,500,000	5	7,465,304	1.40	1,493,061	683	67.80	0.00	59.88
$1,500,000 and greater	6	10,761,846	2.01	1,793,641	696	60.05	0.00	65.37
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Net Mortgage Rates of the Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.500% - 4.999%	6	841,060	0.16	140,177	687	73.53	79.67	0.00
5.000% - 5.499%	26	4,406,381	0.82	169,476	726	64.84	43.34	48.19
5.500% - 5.999%	117	30,134,461	5.64	257,560	709	70.46	32.37	48.16
6.000% - 6.499%	376	98,413,931	18.41	261,739	700	69.56	18.10	56.42
6.500% - 6.999%	583	145,742,560	27.26	249,987	690	74.32	12.44	61.41
7.000% - 7.499%	593	130,593,286	24.43	220,225	682	75.69	10.78	65.70
7.500% - 7.999%	398	77,641,617	14.52	195,079	686	77.09	7.71	65.58
8.000% - 8.499%	217	40,796,334	7.63	188,002	688	78.83	3.05	58.92
8.500% - 8.999%	15	1,865,770	0.35	124,385	677	81.04	10.12	43.28
9.000% - 9.499%	17	4,111,822	0.77	241,872	655	77.73	0.86	22.52
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Mortgage Rates of the Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.000% - 5.499%	6	841,060	0.16	140,177	687	73.53	79.67	0.00
5.500% - 5.999%	48	10,953,827	2.05	228,205	728	67.24	43.16	37.94
6.000% - 6.499%	147	39,688,432	7.42	269,989	707	70.35	30.30	52.92
6.500% - 6.999%	521	136,852,487	25.60	262,673	695	70.72	13.87	59.31
7.000% - 7.499%	506	117,455,709	21.97	232,126	687	75.14	12.67	63.96
7.500% - 7.999%	629	135,221,061	25.30	214,978	685	76.28	9.96	64.90
8.000% - 8.499%	279	52,832,816	9.88	189,365	683	77.42	7.11	62.38
8.500% - 8.999%	187	35,613,845	6.66	190,448	690	78.84	3.27	58.74
9.000% - 9.499%	9	1,011,707	0.19	112,412	647	80.69	13.11	13.84
9.500% - 9.999%	16	4,076,277	0.76	254,767	654	77.71	0.00	22.72
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Original Loan-to-Value Ratios of the Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
5.01% - 10.00%	1	150,000	0.03	150,000	640	0.00	100.00
10.01% - 20.00%	2	111,649	0.02	55,824	693	0.00	0.00
20.01% - 25.00%	5	675,089	0.13	135,018	707	0.00	46.29
25.01% - 30.00%	6	3,252,510	0.61	542,085	695	0.00	2.09
30.01% - 35.00%	10	1,653,947	0.31	165,395	719	11.93	39.77
35.01% - 40.00%	5	928,914	0.17	185,783	701	0.00	49.03
40.01% - 45.00%	7	1,143,148	0.21	163,307	687	0.00	20.67
45.01% - 50.00%	25	4,952,159	0.93	198,086	698	1.29	45.00
50.01% - 55.00%	27	7,262,986	1.36	268,999	664	6.40	56.00
55.01% - 60.00%	47	12,515,873	2.34	266,295	687	16.82	46.35
60.01% - 65.00%	171	62,105,014	11.62	363,187	688	8.10	57.51
65.01% - 70.00%	358	88,402,538	16.54	246,934	706	5.65	69.97
70.01% - 75.00%	180	46,294,906	8.66	257,194	697	12.74	48.37
75.01% - 80.00%	1,384	285,948,840	53.49	206,610	686	16.95	62.38
80.01% - 85.00%	27	4,361,025	0.82	161,519	676	13.99	78.06
85.01% - 90.00%	54	7,696,153	1.44	142,521	670	14.62	49.50
90.01% - 95.00%	39	7,092,471	1.33	181,858	676	12.10	65.20
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	13.06	60.64

Geographic Distribution of Mortgaged Properties of the Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	207	83,957,282	15.71	405,591	695	70.45	10.25	62.34
Florida	254	66,065,146	12.36	260,099	691	74.85	7.51	58.56
Virginia	133	39,423,191	7.38	296,415	688	76.27	11.98	77.33
Maryland	120	35,464,243	6.63	295,535	678	75.78	14.38	80.97
New York	87	34,142,818	6.39	392,446	691	71.72	4.63	48.07
Arizona	138	33,729,729	6.31	244,418	686	75.48	13.73	76.05
Georgia	160	26,701,622	5.00	166,885	690	74.26	30.77	55.80
New Jersey	84	25,530,408	4.78	303,933	697	72.49	9.24	58.01
Texas	204	24,695,420	4.62	121,056	690	76.73	14.75	31.04
Illinois	89	17,191,977	3.22	193,168	685	75.93	12.65	61.25
Pennsylvania	59	11,852,153	2.22	200,884	681	72.39	15.68	21.94
Other (1)	813	135,793,233	25.40	167,027	692	75.59	16.16	59.90
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Subordinate Financing of the Mortgage Loans

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
NO	1,061	234,152,412	43.80	220,690	683	71.88	10.66	49.03
YES	1,287	300,394,809	56.20	233,407	696	76.14	14.93	69.69
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Mortgage Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	877	218,884,830	40.95	249,584	682	70.83	11.70	54.75
Purchase	1,263	275,202,841	51.48	217,896	698	77.23	13.48	65.96
Rate/Term Refinance	208	40,459,550	7.57	194,517	685	72.88	17.57	56.29
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Mortgage Loan Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	381	69,810,224	13.06	183,229	689	76.79	100.00	53.43
Limited	4	936,640	0.18	234,160	640	80.00	0.00	90.37
Lite	2	198,823	0.04	99,412	658	68.86	0.00	82.96
No Documentation	347	77,640,501	14.52	223,748	691	69.88	0.00	53.10
No Income/No Asset	38	8,186,381	1.53	215,431	687	73.43	0.00	56.36
No Ratio	422	110,326,880	20.64	261,438	696	75.37	0.00	74.19
No Ratio/No VOE	12	1,768,385	0.33	147,365	687	73.10	0.00	63.09
Stated Income	973	226,996,807	42.47	233,296	690	74.71	0.00	59.99
Stated/Stated	169	38,682,581	7.24	228,891	678	73.05	0.00	53.88
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Occupancy Types of the Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	933	134,248,941	25.11	143,890	707	74.04	11.79	58.09
Primary Residence	1,331	377,788,474	70.67	283,838	684	74.41	13.69	62.44
Second/Vacation	84	22,509,805	4.21	267,974	691	73.38	9.99	45.60
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
2-4 Family	361	80,353,019	15.03	222,585	701	73.24	9.88	50.01
CO-OP	3	1,449,748	0.27	483,249	705	77.05	0.00	0.00
Condominium	170	33,072,384	6.19	194,543	690	74.09	18.00	66.00
Hi-Rise Condo	9	2,339,738	0.44	259,971	700	78.11	0.00	44.33
PUD	447	115,595,052	21.62	258,602	693	76.71	15.02	69.83
Single Family	1,339	299,535,956	56.04	223,701	686	73.58	12.79	59.68
Townhouse	19	2,201,324	0.41	115,859	689	75.64	11.28	73.49
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Prepayment Penalty Terms of the Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	1,686	397,198,324	74.31	235,586	690	74.56	13.80	64.19
6 months	66	22,310,654	4.17	338,040	680	68.79	7.78	52.55
7 months	3	1,682,598	0.31	560,866	681	71.21	0.00	61.29
12 Months	41	10,457,308	1.96	255,056	680	73.65	5.16	73.28
24 Months	33	6,107,414	1.14	185,073	702	69.11	6.46	85.37
36 Months	444	85,537,994	16.00	192,653	696	74.74	12.37	44.85
60 Months	75	11,252,928	2.11	150,039	685	75.65	15.42	45.92
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Interest Only Terms of the Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Not Interest Only	1,051	210,400,826	39.36	200,191	690	73.26	15.45	0.00
60 Months	44	8,655,009	1.62	196,705	713	74.12	13.29	100.00
120 Months	1,253	315,491,387	59.02	251,789	690	74.96	11.46	100.00
Total / Weighted Average	2,348	534,547,221	100.00	227,661	690	74.28	13.06	60.64

Contact Information

Contacts

MBS Trading

Scott Eichel	Tel: (212) 272-5451
Sr. Managing Director	seichel@bear.com

Doug Lucas	Tel: (212) 272-5451
Sr. Managing Director	dlucas@bear.com

MBS Structuring

Perry Rahbar	Tel: (212) 272-5451
Vice-President	prahbar@bear.com

MBS Banking

Ernie Calabrese	Tel: (212) 272-9529
Managing Director	ecalabrese@bear.com

Michael Cohn	Tel: (212) 272-6561
Analyst	mcohn@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Vice-President	award@bear.com

Rating Agencies

Errol Arne - S&P	Tel: (212) 438-2089
errol_arne@standardandpoors.com

Wioletta Frankowicz - Moody’s	Tel: (212) 553-1019
Wioletta.Frankowicz@moodys.com